UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On February 12, 2013, WellPoint, Inc. (the “Company”) announced the appointment of Joseph R. Swedish, age 61, as its Chief Executive Officer, effective March 25, 2013. A copy of the related press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Mr. Swedish has served as President and Chief Executive Officer of Trinity Health Corporation, a multi-state integrated health care delivery system which operates 47 hospitals in 10 states, since December 2004. Prior to joining Trinity Health, Mr. Swedish was President and Chief Executive Officer of Centura Health, the largest health care provider in Colorado with 12 hospitals. He has also served as President of the East Florida and Central Florida Divisions for the Hospital Corporation of America from 1994 through 1998. Mr. Swedish has served on the boards of three publicly-traded corporations—Coventry Health Care, Inc. from 2010 to 2013, Cross Country Healthcare, Inc. from 2002 to 2005 and RehabCare Group, Inc. from 2003 to 2005 and on the board of BankFirst, a private community bank in Central Florida, from 1995 to 1999. Mr. Swedish received a bachelor’s degree from the University of North Carolina at Charlotte in 1973 and a master’s degree in health administration from Duke University in 1979.

(e)

In connection with Mr. Swedish being appointed Chief Executive Officer, he and the Company executed an offer letter, dated February 6, 2013 (the “Offer Letter”). The material terms of the Offer Letter are as follows:

•	Mr. Swedish will serve as Chief Executive Officer of the Company and will be appointed to the Board, effective upon Mr. Swedish commencing employment with the Company.

•

Mr. Swedish will receive an annual base salary of $1,250,000 and will be eligible to receive an annual target incentive bonus opportunity of 150% of his base salary, with a maximum annual incentive bonus opportunity of 300% of his base salary.

•

For fiscal year 2013, Mr. Swedish will be awarded equity incentive grants with a target value of $8,000,000 in accordance with the terms and conditions of the Company’s Incentive Compensation Plan, with such equity incentive grants to have the same terms and conditions and be awarded in the same proportion as to forms of equity as awards granted to other senior executives of the Company (stock options, performance units and restricted stock units), except for a minimum of one year of vesting upon a termination without Cause or resignation for Good Reason (as each term is defined in the Executive Agreement Plan (as defined below), as amended by the Form Agreement (as defined below)) and prorated vesting on such a termination of employment after the first year of employment, but subject to applicable performance goals.

•

Beginning in fiscal year 2014 and while Mr. Swedish is employed by the Company, he will be eligible to participate in the Company’s equity incentive plans on the same terms as other senior executives of the Company; provided that for purposes of all of Mr. Swedish’s equity awards, Mr. Swedish will be considered eligible for retirement treatment upon the attainment of age 65.

•

As an inducement to joining the Company, Mr. Swedish will receive a grant of restricted shares of Company common stock as soon as practicable following his commencement date with a grant date fair value of $1,500,000. This inducement award will vest in three equal annual installments and, subject to the execution of a release, will vest upon a termination of employment without Cause or a resignation for Good Reason.

•

Mr. Swedish will be entitled to a “make whole” payment to replace compensation that he will forfeit in connection with accepting employment with the Company (which is currently estimated to be $3,561,476, with such amount subject to potential decrease to the extent not forfeited or substantiated by Mr. Swedish as forfeited).

•	Mr. Swedish is entitled to an annual cash payment equal to $54,000 pursuant to the Directed Executive Compensation Program, provided that such program continues to be maintained by the Company.

•

Mr. Swedish and his spouse and eligible dependents will be entitled to participate in any employee benefit plan of the Company, at a level commensurate with Mr. Swedish’s position, subject to satisfying the applicable eligibility requirements therefor.

The Offer Letter also provided that, as of his start date, Mr. Swedish would enter into a Company Form Employment Agreement (the “Form Agreement”), which is substantially in the same form as employment agreements previously publicly filed by the Company for its other executives. As a result of Mr. Swedish entering into the Form Agreement, he is a participant in the WellPoint, Inc. Executive Agreement Plan (the “Executive Agreement Plan”) and subject to the covenants and restrictions contained therein. The Form Agreement has been modified from the Company’s standard form to provide Mr. Swedish with certain employment protections during the first two years of his employment with the Company, including modifications to the definitions of Cause and Good Reason during that period, as well as a limitation on the Company’s authority to eliminate the severance protections in the first two years of Mr. Swedish’s employment with the Company. Subject to certain adjustments as may apply to Mr. Swedish’s restrictive covenants, thereafter he will participate in the Executive Agreement Plan on the same basis as other senior officers of the Company.

The Executive Agreement Plan provides for a severance payment of twice Mr. Swedish’s then current base salary and target incentive bonus in the event of a termination of his employment without Cause or for Good Reason, if such termination is not in connection with a Change in Control and a severance payment equal to three times his then current base salary and target annual incentive bonus if the termination of employment without Cause or for Good Reason is in connection with a Change in Control. In addition, the Executive Agreement Plan provides for accelerated vesting of equity grants upon a Change in Control followed by a termination of employment without Cause or for Good Reason.

Mr. Swedish will be subject to certain restrictive covenants such as confidentiality, non-competition, non-solicitation and non-disparagement during his employment and in certain cases for specified periods of time after the termination of his employment. Breaches of these restrictive covenants will subject him to cessation and recoupment of severance pay and certain other severance benefits as detailed in the Form Agreement.

The above descriptions of the Offer Letter and the Form Agreement are not complete and are qualified entirely by reference to the text of those agreements, which are filed as an exhibit (with the Form Agreement filed as Exhibit A to the Offer Letter) to this Current Report on Form 8-K and are incorporated herein by reference.

Section 7—Regulation FD.

Item 7.01	Regulation FD Disclosure.

The Company is reaffirming its net income guidance for full year 2013 to be at least $7.60 per share, including integration costs related to the acquisition of Amerigroup Corporation. Given Mr. Swedish’s appointment as Chief Executive Officer with an effective date of March 25, 2013, the Company is postponing its Investor Day, which had been tentatively planned for February 28, 2013.

All of the information furnished in this report (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Section 9—Financial Statements and Exhibits.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Offer Letter, by and between WellPoint, Inc., and Joseph R. Swedish, dated as of February 6, 2013.

99.1	Press Release issued by WellPoint, Inc. dated February 12, 2013.

WELLPOINT SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

WellPoint and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this report, in presentations, press releases, filings with the Securities and Exchange Commission, or SEC, and reports to shareholders and in meetings with analysts and investors. The projections referenced in this report are forward-looking and they are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in our public filings and those of AMERIGROUP Corporation with the SEC; increased government participation in, or regulation or taxation of health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our ability to contract with providers consistent with past practice; our ability to integrate and achieve expected synergies and operating efficiencies in the AMERIGROUP Corporation and the 1-800 CONTACTS, Inc. acquisitions within the expected timeframes or at all and to successfully integrate our operations, as such integrations may be more difficult, time consuming or costly than expected, revenues following the transactions may be lower than expected and operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients and suppliers, may be greater than expected following the transactions; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; litigation and investigations targeted at our industry and our ability to resolve litigation and investigations within estimates; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; risks inherent in selling health care products in the consumer retail market; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by government entities, including the Centers for Medicare & Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our license with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2013

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Vice President and Interim Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Offer Letter, by and between WellPoint, Inc., and Joseph R. Swedish, dated as of February 6, 2013.

99.1	Press Release issued by WellPoint, Inc. dated February 12, 2013.